Exhibit 4.22

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) is made as of the date set forth on the signature page between MDU COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation, with its principal offices at 60-D Commerce Way, Totowa, New Jersey 07512 (including its two wholly-owned subsidiaries as more fully described below, the “Company”), and the undersigned subscriber (the “Investor”).

WHEREAS, the Company desires to sell on a “best efforts-no minimum” basis up, up to 1,314,532 units (the “Units”), each Unit consisting of (i) two (2) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) one (1) warrant to acquire one (1) share of the Common Stock, subject to adjustment (each a “Warrant,” collectively the “Warrants”), in a private placement (the “Offering”) to be conducted by the Company, the terms of which are set forth in an Offering Memorandum dated May 21, 2004, including all exhibits and attachments thereto or incorporated by reference therein (the “Memorandum”);

WHEREAS, the Company is offering the Units pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”), to “accredited investors” only, as such term is defined in Rule 501(a) of said Regulation D; and

WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the same meanings as in the Memorandum.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

SECTION 1

SUBSCRIPTION FOR UNITS

1.1   Subscription. The Investor, intending to be legally bound, hereby subscribes for and agrees to purchase the number of Units set forth upon the signature page hereof, at a purchase price of $4.20 per Unit, on the terms and conditions described herein and in the Memorandum and the Company agrees to sell such Units to the Investor, upon such terms and conditions.

1.2   Purchase.

(a)   The Investor hereby tenders a check made payable to the order of “MDU Communications International, Inc.” in the amount set forth on the signature page hereof, or provides such funds by wire transfer pursuant to the wire instructions contained on the signature page hereof.

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(b)   The Investor also tenders herewith a completed copy of this Subscription Agreement, including the Investor Qualification Questionnaire and an executed signature page (included herewith).

(c)   All subscriptions for Units in the Offering are irrevocable when delivered, subject to acceptance by the Company and certain other conditions described in this Subscription Agreement and the Memorandum. The Company has the right to accept or reject any subscription, in whole or in part. Funds relating to all subscriptions rejected by the Company shall be returned promptly to the applicable subscriber, without interest and without any deduction.

(d)   The Offering is on a “best efforts – no minimum” basis. Subscription funds will be maintained by the Company pending a determination to close on such funds. The closing (“Closing”) may be held at any time for any amount of the subscription funds prior to the termination of the Offering. The date of the Closing shall hereinafter be referred to as the “Closing Date.” There is no minimum number of Units which must be sold in order to conduct a Closing.

SECTION 2

REPRESENTATIONS, WARRANTIES AND COVENANTS

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2.1   Investor Representations, Warranties and Covenants. The Investor hereby acknowledges, represents, warrants or covenants, as the case may be, to the Company as follows:

(a)   The Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by his response set forth in the Investor Questionnaire attached hereto, and that he is able to bear economic risk of an investment in the Units.

(b)   The Investor has prior investment experience, including investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him and to all other prospective investors in the Units, including the documents filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1934, as amended (the “Exchange Act”), and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

(c)   The Investor acknowledges receipt and careful review of the Memorandum, including, but not limited to, the attachments and exhibits thereto, including the Company’s (i) Form 10-KSB for the fiscal year ended September 30, 2003 (“Form 10-KSB”), and (ii) Forms 10-QSB for the quarters ended December 31, 2003 and March 31, 2004, and hereby represents that he has been furnished by the Company during the course of this transaction with all other information regarding the Company which he had requested or desired to know, that all documents which could be reasonably provided have been made available for his inspection and review, that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he had requested.

(d)   The Investor understands and recognizes that the purchase of the Units is highly speculative and involves a high degree of risk and that only investors who can afford the loss of their entire investment should consider investing in the Company. The Investor understands all the risks of investing in the Company, including, without limitation, that the Company has incurred losses of $2,177,707, $2,377,366 and $2,576,237, for the fiscal year ended September 30, 2003 and each of the quarters ended December 31, 2003 and March 31, 2004, respectively. The Investor has also reviewed the risk factors contained in Part I of the Form 10-KSB.

(e)   The Investor acknowledges that the Offering will be conducted on a “best efforts” basis, and that there is no minimum amount of Units which must be subscribed for in order to close any purchase. One or more Closings will be held at such times as agreed to by the Company and the determination as to the timing of Closing shall bear no relation to the aggregate amount of funds and could be with respect to one or more subscriptions. The Company may find it necessary to raise additional capital, of which there can be no assurance.

(f)   The Investor acknowledges the Memorandum has not been reviewed by the SEC or any state securities regulators. The Investor represents that the Units are being purchased for his own account, for investment and not for distribution or resale to others. The Investor agrees that he will not sell or otherwise transfer such securities unless they are registered under the Securities Act or unless an exemption from such registration is available. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Units.

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(g)   The Investor understands that the Common Stock and Warrants comprising the Units and Common Stock issuable upon exercise of the Warrants (“Warrant Shares”) have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his investment intention. In this connection, the Investor understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period, such as the capital tax gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market exists, or for any other fixed period. The Investor realizes that, in the view of the SEC , a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

(h)   The Investor understands that he may never be able to liquidate his investment in the Company. Although the Company has undertaken to register under the Securities Act the Common Stock comprising Units and the Warrant Shares, there can be no assurance that such registration will ever be effective or remain effective, or that there will be any liquidity with respect to the sale of such securities, if and when registered. The Investor understands that although the Company’s Common Stock is traded on the Over The Counter Bulletin Board (the “OTC Bulletin Board”), there currently is a limited public market for such securities. Investor represents that he has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties o r affect the Investor’s ability to provide for its current needs and possible financial contingencies, and that the Investor’s commitment to all high risk investments (including this one if this subscription is accepted by the Company) is reasonable in relation to the Investor’s net worth and/or annual income.

(i)   The Investor understands that pending an effective registration under the Securities Act, if any, the Common Stock and Warrants comprising the Units and the Warrant Shares (collectively, “Securities”) will be restricted securities as such term is defined under Rule 144 ("Rule 144") promulgated under the Securities Act. Rule 144 requires, among other conditions, a one year holding period prior to the resale (subject to certain volume limitations) of securities acquired in a non-public offering without having to satisfy the registration requirements of the Securities Act. The Investor understands that the Company must be current with respect to the reporting requirements under the Exchange Act and its dissemination to the public of any current financial or other information concerning the Company, as required by Rule 144, as one of the conditions of its availability. The Investor understands and hereby acknowledges that the Company is under no obligation to register the Securities under the Securities Act, with the exception of certain registration rights set forth in Section 4 hereafter exclusively with respect to the Common Stock comprising the Units and the Warrant Shares The Investor further understands that the Company may, if it desires, permit the transfer of the Securities out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed transfer does not result in a violation of the Securities Act or any applicable state "blue sky" laws. The Investor agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein or any sale or distribution by the undersigned Investor in violation of any securities laws under the Securities Act or under the securities laws of any state or other jurisdiction.

(j)   The Investor understands that the Company is relying on the Investor's representations herein and the information provided by the Investor in the Investor Qualification Questionnaire attached hereto. Any information which the Investor has heretofore furnished to the Company in the Investor Qualification Questionnaire or otherwise, including, without limitation, information with respect to his financial position and business experience is correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information prior to the Closing he will immediately furnish such revised or corrected information to the Placement Agent and Company.

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(k)   The Investor understands the tax consequences of this investment and that the contents of the Memorandum do not contain tax advice or information. The Investor confirms that it is not relying on any statements or representations of the Company or any of its agents with respect to the tax and other economic considerations of an investment in the Units. The Investor has had the opportunity to consult with the Investor's own legal, accounting, tax, investment and other advisors, who are unaffiliated with the Company or any affiliate or selling agent of the Company, with respect to the tax treatment of an investment by the Investor in the Units. The Investor also acknowledges that it is solely responsible for any of its own tax liability that may arise as a result of this investment or the transaction s contemplated by this Agreement.

(l)   If the Investor is an entity, it is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction. The Investor has full power and authority (corporate or otherwise) to execute, deliver and enter into this Agreement and to purchase the Units. The execution and delivery by the Investor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of the Investor. If the Investor is an individual, the Investor has the legal capacity to enter into this Agreement and is a bona fide resident of the state shown in the address set forth on the signature pages hereto. This Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

(m)   The Investor consents to the placement of a legend on any certificate or other documents evidencing the Securities substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

(n)   The address of the Investor furnished by him on the signature pages hereto is the undersigned's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

(o)   The Investor acknowledges that if he is a Registered Representative of an NASD member firm, he must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereto.

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(p)   Except as set forth in the Memorandum, no representations or warranties have been made to the Investor by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Investor is not relying on any information, other than that contained in the Memorandum and the results of independent investigation by the Investor.

(q)   Such Investor either has a pre-existing personal or business relationship with the Company or any of its partners, officers, directors or controlling persons, or by reason of such Investor's business or financial experience or the business or financial experience of such Investor's professional advisors, who are unaffiliated with and who are not compensated by the Company, or any affiliate or selling agent of the Company, directly or indirectly, such Investor could be reasonably assumed to have the capacity to protect such Investor's own interests in connection with the transaction.

(r)   This Subscription Agreement constitutes the legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and by general equitable principles, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions contained in this Subscription Agreement may be limited by applicable Federal or state securities laws.

(s)   If the Investor is not a United States person, it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, Common Stock or Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units, Common Stock or Warrants. Such Investor's subscription and payment for, and his or her continued beneficial ownership of the Units, Common Stock or Warrants, will not violate any app licable securities or other laws of the Investor's jurisdiction.

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(t)   The Investor also understands and agrees that, although the Company will use its best efforts to keep confidential the information provided herein, the Company may present the information provided herein to such parties as it deems advisable (a) if called upon to establish either the availability under any Federal or state securities laws of an exemption from registration of the Offering or compliance with any other legal requirement, or (b) if the contents hereof are relevant to any issue in any action, investigation, suit or proceeding to which the Company is a party, is subject, or by which it is or may be bound. Further, the Investor understands that the Offering may be reported to the SEC pursuant to the requirements of applicable Federal law and to various state securities or blue sky commis sioners pursuant to applicable laws.

(u)   No court or governmental injunction, order or decree affecting the Investor and prohibiting the execution and delivery by the Investor of this Agreement and the consummation of the transactions contemplated hereby is in effect, and the terms of this Agreement do not conflict with the provision of the Certificate or Articles of Incorporation or By-laws (or comparable charter, partnership or other organizational documents) of the Investor, or conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Investor is a party.

(v)   No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, remains to be obtained or is otherwise required to be obtained by the Investor in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the purchase and sale of the Units.

(w)   Other than CRT Capital Group LLC (as placement agent on behalf of the Company), and any subagents it may appoint, no finder, broker, agent, financial person or other intermediary has acted on behalf of the Investor in connection with the Investor’s subscription for the Units, the consummation of this Agreement or any of the transactions contemplated hereby. The Investor has not had any direct or indirect contact with any other investment banking firm (or similar firm) with respect to the offer of the Units by the Company to the Investor or the Investor’s subscription for the Units.

(x)   The Investors did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, with respect to the Units or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to the Investor’s knowledge, invited by any general solicitation or general advertising with respect to the Units.

(y)   The foregoing acknowledgments, representations, warranties and covenants shall survive the Closing.

2.2   Representations, Warranties and Covenants of the Company. The Company hereby acknowledges, represents, warrants or covenants, as the case may be, to the Investor as follows:

(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature

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of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on (i) the Company and each Subsidiary (as defined below) taken as a whole, (ii) its consolidated results of operations, assets, or financial condition, (iii) its ability to perform its obligations under this Agreement, the Warrants or (iv) the Securities (a “Material Adverse Effect”).

(b)   The Company has two wholly-owned subsidiaries, MDU Communications (USA) Inc. and MDU Communications Inc (each, a “Subsidiary,” together, the “Subsidiaries”). Schedule 2.2(b) sets forth, with respect to each Subsidiary, its type of entity, the jurisdiction of its organization, its authorized and outstanding capital stock, partnership interests or equivalent ownership interests and the Company’s current ownership of such shares or interests. Each of the outstanding shares of capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company, and, except as set forth on Schedule 2.2(b), is free and clear of all liens, claims, encumbrances, options, pledges and security interests (collectively, “Liens”) and were not issued in violation of, nor subject to, any preemptive, subscription or similar rights. There are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, voting or transfer of any shares, whether issued or unissued, of any capital stock, equity interest or other securities of any Subsidiary. The Company and the Subsidiaries do not own any equity interests in any person, other than the Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business.

(c)   As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. As of May 14, 2004, (i) 38,734,468 shares of Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 2,221,857 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued or issuable under the Company’s 2001 Stock Option Plan, (iv) 76,115 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued or issuable under the Suppliers Stock Option Plan for 1998/1999 (the “Option Plans”), (v) 1,067,265 shares of Common Stock reserved for future issuance under the Company’s 2001 Employee Stock Purchase Plan and (vi) 3,780,247 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants. All the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights created by or through the Company. All of the shares underlying the Company’s outstanding options and warrants (“Convertible Securities”), have been duly authorized and, when issued in accordance with the agreements or documents pursuant to which such Convertible Securities were issued, will be validly issued, fully paid and nonassessable and will be free and clear of all Liens imposed by or through the Company other than restrictions imposed by this Agreement and applicable securities laws. There are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of or other equity interests in the Company. The Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

(d)   The Company has full corporate power and authority to execute, deliver and enter into this Agreement, the Warrants and the Escrow Agreement, dated the date hereof, by and among the Company, the Placement Agent and Wachovia Bank, National Association (the “Escrow Agent”) (collectively, the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. All action on the part of the Company, its directors or

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stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities contemplated by this Agreement and the performance of the Company’s obligations hereunder and thereunder has been taken. The Securities to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all Liens imposed by or through the Company other than restrictions imposed by this Agreement and applicable securities laws. No preemptive or other rights to subscribe for or purchase equity securities of the Company exists with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement or the other Tra nsaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and each such agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.
(e)   (i) Included in the Company’s Form 10-KSB are true and complete copies of the consolidated audited balance sheets (the “Balance Sheets”) of the Company at September 30, 2003 and 2002, and the related consolidated audited statements of operations, changes in stockholders’ equity (deficit) and comprehensive income (loss) and cash flows for the years ended September 30, 2003 and 2002 (the “Financial Statements”), accompanied by the report of J.H. Cohn. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied consistently with the past practices of the Company (except as may be indicated in the notes thereto), and as of their respective dates, fairly present, in all material respects, the consolidated financial position of the Company and the results of its operations as of the time and for the periods indicated therein. The Financial Statements have been prepared and are in accordance with the accounting books and records of the Company.

(ii)   A copy of each report, schedule, effective registration statement and definitive proxy statement filed by the Company with the Commission since September 30, 2003, including, but not limited to the Company’s Forms 10-QSB for the quarters ended December 31, 2003 and March 31, 2004and Current Report on Form 8-K filed on May 18, 2004 as the documents may have been amended since the time of their filing (the “Commission Documents”), have also been made available to the Investor either by physical delivery or via the Commission’s EDGAR System. As of their respective filing dates, each Commission Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission t hereunder applicable to the Commission Documents, and no Commission Document contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP, applied consistently with the past practices of the Company, and as of their respective dates, fairly presented in all material respects the financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q SB, and Regulations S-K and S-X of the Commission).

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(iii)   The information contained or incorporated by reference in the Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(iv)   Since September 30, 2003, neither the Company nor any of the Company’s Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, other than liabilities (A) disclosed in the Commission Documents filed prior to the date of this Agreement, (B) adequately provided for in the Balance Sheets or disclosed in any related notes thereto, (C) not required under GAAP to be reflected in the Balance Sheets, or disclosed in any related notes thereto (D) incurred in connection with this Agreement or (E) incurred in the ordinary course of business.

(v)   Since September 30, 2003, except as disclosed in the Commission Documents, filed subsequent to that date, there has not been any material adverse change in the business, financial condition or operating results of the Company and its Subsidiaries.

(f)   Except as contemplated by this Agreement or disclosed in the Commission Documents, since September 30, 2003, through the date immediately preceding the Closing Date, neither the Company nor any of its Subsidiaries has (i) issued any stock, options, bonds or other corporate securities other than pursuant to the Option Plans, (ii) borrowed any amount or incurred or became subject to any liabilities (absolute, accrued or contingent), other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or adverse claim or paid any obligation or liability (absolute, accrued or contingent), other than current liabilities shown on the Balance Sheets and current liabilities incurre d in the ordinary course of business, (iv) declared or made any payment or distribution of cash or other property to the stockholders of the Company or purchased or redeemed any securities of the Company, (v) mortgaged, pledged or subjected to any lien or adverse claim any of its properties or assets, except for liens for taxes not yet due and payable or otherwise in the ordinary course of business, (vi) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business or in an amount less than $250,000, (vii) suffered any extraordinary losses or waived any rights of material value other than in the ordinary course of business, (viii) made any capital expenditures or commitments therefor other than in the ordinary course of business or in an amount less than $250,000, (ix) entered into any other transaction other than in the ordinary course of business in an amount less than $250,000 or entered into any material transaction, whether or not in the ordinary cour se of business, (x) made any charitable contributions or pledges, (xi) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or any other properties or assets of the Company which could, individually or in the aggregate, have or result in a Material Adverse Effect, (xii) made any material change in the nature or operations of the business of the Company or (xiii) entered into any agreement or commitment to do any of the foregoing.

(g)   (i) The execution and delivery by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby will not (A) result in the violation of any provision of the Certificate of Incorporation or By-laws of the

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Company, (B) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its Subsidiaries is bound or (C) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, in the cases of clauses (ii) and (iii) above, only to the extent such conflict, breach, violation, default or Lien reasonably could, indiv idually or in the aggregate, have or result in a Material Adverse Effect.

(ii)   No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issue and sale of the Units, except filings as may be required to be made by the Company after the Closing with (A) the Commission, (B) the OTC Bulletin Board and (C) state blue sky or other securities regulatory authorities.

(h)   The Company and its Subsidiaries have all licenses, permits and other governmental authorizations currently required for the conduct of its current business and the ownership of its properties and is in all respects complying therewith, except where the failure to have such licenses, permits and other governmental authorizations would not have a Material Adverse Effect.

(i)   Except as disclosed in the Company’s Commission Documents, there are no claims, actions, suits, investigations or proceedings pending or, to the Company’s knowledge, threatened against the Company and its Subsidiaries or their respective assets, at law or in equity, by or before any governmental authority, or by or on behalf of any third-party.

(j)   The Company is not, and following the Closing of the Offering will not be, an “investment company” within the meaning of that term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(k)   Except as disclosed in the Company’s Commission Documents, neither the Company nor any of its Subsidiaries is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party of by which it or any of its properties is bound or (ii) in violation of any order, decree or judgment of any court, arbitrator or governmental body.

(l)   The Company has not since September 30, 2003, received notice (written or oral) from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the continuing listing or maintenance requirements of the exchange or market.

(m)   The Company or its Subsidiaries have all trademarks, registered copyrights, service marks or trade names, permits, grants and licenses and all other intangible assets, properties and rights that are material and necessary to conduct of the business of the Company, and, there are no other trademarks, copyrights, service marks, trade names or other intangible

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assets, properties or rights that are material to or that are necessary for the conduct of the business of the Company (the “Intellectual Property”). The Company and its Subsidiaries, as the case may be, own all right, title and interest, or possesses adequate rights, in and to the Intellectual Property necessary to conduct the business of the Company and the Intellectual Property do not infringe on or conflict with the rights or intellectual property of third parties, and neither the Company, nor any of its Subsidiaries has received any notice contesting its right to use any such Intellectual Property. The Intellectual Property has not been and are not the subject of any pending or threatened litigation or claim of infringement, and the transactions contemplated hereby and by the Transaction Documents will not adversely affect the right, title and interest of the Company in and to the Intellectual Property.

(n)   The Company and its Subsidiaries have obtained all permits, licenses and other authorizations which are required under United States federal, state and local laws relating to pollution or protection of the environment, including laws related to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or pollutants, contaminants or hazardous or toxic materials or wastes (“Environmental Laws”). The Company and its Subsidiaries are in compliance with all terms and conditions of the required permits, licenses and authorizations and are also in full compliance with all other limitations, restrictions, conditions and requirements contained in the Environmental Laws or contained in any plan, except where the failure to so comply would not have a Material Adverse Effect. The Company is not aware of, nor has the Company received notice of, any events, conditions, circumstances, actions or plans which may interfere with or prevent continued compliance or which would give rise to any liability under any Environmental Laws.

(o)   All material agreements to which the Company and its Subsidiaries are parties and which are required to have been filed by the Company pursuant to the Securities Act, the Exchange Act and the rules and regulations thereunder have been filed by the Company with the Commission. As of the date hereof, except as disclosed in the Commission Documents, and except for those agreements that by their terms are no longer in effect, each such agreement is in full force and effect and is binding on the Company and, to the Company’s knowledge, is binding upon such other parties, in each case in accordance with its terms, and neither the Company nor, to the Company’s knowledge, any other party thereto is in material breach of or material default under any such agreement. Except as disclosed in the Com mission Documents, the Company has not received any written notice regarding the termination of any such agreements.

(p)   The Company has good title to all the properties and assets reflected as owned by it in the consolidated financial statements included in the Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements or (ii) those which are not material in amount and do not adversely affect the use made and intended to be made of such property by the Company. The Company holds its leased properties under valid and binding leases. Except as disclosed in the Memorandum, the Company owns or leases all such properties as are necessary to its operations as now conducted.

(q)   The Company and its Subsidiaries maintain insurance of the types, against such losses and in the amounts and with such insurers as are customary in the Company’s industry and otherwise reasonably prudent, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

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(r)   The Company and its Subsidiaries are in compliance in all material respects with all applicable laws and all orders of, and agreements with, any governmental authority applicable to the Company, any Subsidiary or any of their respective assets. The Company and the Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required under applicable laws or necessary in connection with the conduct of their businesses, except where the failure to have such permits, certificates, licenses, approvals and other authorizations would not have a Material Adverse Effect.

(s)   The Company and its Subsidiaries have in all material respects filed or obtained extensions of all federal, state, local and foreign income, excise, franchise, real estate, sales and use and other tax returns heretofore required by any law to which the Company is bound to be filed by it. All material federal, state, county, local, foreign or other income taxes which have become due or payable by the Company or any of its Subsidiaries (collectively, “Taxes”), have been paid in full or are adequately provided for in accordance with GAAP on the financial statements of the applicable person. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Company or any of its Subsidiaries, except for Liens for Taxes which are not yet due or which wou ld not have a Material Adverse Effect. No audits or investigations are pending or, to the knowledge of the Company, threatened with respect to any tax returns or Taxes of the Company or any of its Subsidiaries.

(t)   The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pens ion plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(u)   The Company is not involved in any material labor dispute with its employees nor is any such dispute, to the Company’s knowledge, threatened or imminent.

(v)   Assuming the truth of the Investor’s representations and acknowledgments contained in Section 2.1 hereof, neither the Company nor any person acting on its behalf (other than Investor, as to whom the Company makes no representations) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Company has not sold the Securities to anyone other than Investor designated in Subscription Agreement and the other subscribers for the Offering. Each Share and Warrant Share certificate shall bear substantially the same legend set forth in Section 2.1(m) hereof for at least so long as required by the Securities Act.

(w)   Other than CRT Capital Group LLC (as placement agent on behalf of the Company), and any subagents it may appoint, no finder, broker, agent, financial person or other intermediary has acted on behalf of the Company in connection with the sale of the Units by the Company or the consummation of this Agreement or any of the transactions contemplated hereby. The Company has not had any direct or indirect contact with any other investment banking firm (or similar firm) with respect to the offer of the Units by the Company to the Investor or the Investor’s subscription for the Units.

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(x)   The Company is in material compliance with the Sarbanes-Oxley Act of 2002 and all requirements under the Exchange Act.

(y)   The foregoing acknowledgments, representations, warranties and covenants shall survive the Closing.

SECTION 3

TERMS OF SUBSCRIPTION

3.1   Subscription. The subscription period will begin on May 20, 2004 (the “Commencement Date”) and shall continue until the earlier of: (i) the sale of all of the Units offered in the Memorandum, or (ii) June 18, 2004, unless extended, by the Company with the consent of the Placement Agent, for up to an additional thirty (30) days (the “Termination Date”). The Units will be offered on a "best efforts-no minimum" basis, as more particularly set forth in the Memorandum. The minimum subscription per subscriber shall be twenty five thousand dollars ($25,0000); provided, however, that the Company may, in its sole discretion, accept subscriptions for fractional amounts.

3.2   Delivery of Certificates. The Investor hereby authorizes and directs the Company to deliver the certificates for the Common Stock and the Warrants and, upon exercise of the Warrants, if at all, the Warrant Shares to be issued to such Investor pursuant to this Subscription Agreement to the address indicated in the Investor Qualification Questionnaire included herein.

SECTION 4

REGISTRATION RIGHTS

4.1   Definitions. For purposes of this Section 4:

(a)   The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

(b)   The term “Registrable Securities” means (i) the Common Stock comprising the Shares, the Warrants and the Warrant Shares sold to the Investor (or any assignee thereof) and all other subscribers pursuant to the terms of the Memorandum and any securities issued or issuable in respect thereof in connection with, among other things, a dividend, distribution or split, recapitalization, merger, consolidation, any reorganization or other distribution with respect to or in exchange for or in replacement of the Common Stock comprising the Shares, the Warrants and the Warrant Shares and the shares of Common Stock issuable thereon and (ii) any Common Stock issued pursuant to the provisions of Section 4.2(b).

(c)   The term “Registration Statement” means any registration statement or comparable document of the Company under the Securities Act through which a public sale or distribution of the Company's securities may be registered (except a form exclusively for the sale or distribution of securities in connection with an employee or consultant stock option or purchase plan or for use exclusively in connection with a business combination), the prospectus contained therein and all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

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4.2   Shelf Registration.

(a)   The Company shall use its best efforts to prepare and file a Registration Statement on Form S-1, Form S-2, Form S-3, Form SB-1, Form SB-2 or Form SB-3, as applicable, (“Shelf Registration”) with the SEC as soon as possible after the final closing of the Offering (“Final Closing Date”) to provide for the offer and sale of the Registrable Securities and shall cause the Shelf Registration to become effective under the Act no later than one hundred and twenty (120) days after the Final Closing Date (“Effective Date”).

(b)   In the event the Shelf Registration is not declared effective by the Effective Date, the Company shall promptly, but no later than ten (10) days from the Effective Date, issue to the Investor, any designee or assignee thereof, or each then holder of the Registrable Securities (“Holder”) a number of shares of Common Stock equal to seven percent (7.0%) of the sum of the number of (i) shares of Common Stock to the Holder in the Offering and (ii) the shares of Common Stock issued or issuable upon exercise of the Warrants issued to the Holder. In addition, for each thirty (30) day period after the Effective Date that the Shelf Registration has not been declared effective (each a “Default Period”), the Company shall be obligated to issue to the Holde r (or any assignee thereof) a number of shares of Common Stock equal to three percent (3.0%) of the sum of the number of (x) shares of Common Stock issued to the Holder in the Offering, (y) shares of Common Stock issued or issuable upon exercise of the Warrants issued to the Holder and (z) the number of Penalty Shares (as defined below) issuable pursuant to this Section 4.2(b) prior to the date of determination. Any issuances of Common Stock the Company is obligated to make for subsequent Default Periods shall be made no later than ten (10) days from the last day of such Default Period. Each share of Common Stock issued pursuant to this Section 4.2(b) shall be hereinafter referred to as a “Penalty Share.”

(c)   If the Company is unable to fulfill its obligation of issuing Penalty Shares because its Certificate of Incorporation does not provide for a sufficient number of authorized shares of Common Stock, as promptly as practicable after the date upon which the Holders have a right receive any Penalty Shares pursuant to Section 4.2(b) above, the Company shall amend its Certificate of Incorporation (the “Amendment”) to increase its authorized shares of Common Stock by an amount equal to the aggregate amount of Penalty Shares due to the Holders pursuant to Section 4.2(b) above, and shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the issuance of such Penalty Shares to the Holde rs.

(d)   In the event that the Company has not, on or before October 31, 2004, (i) amended its Certificate of Incorporation to increase its authorized shares of Common Stock by an amount at least equal to the aggregate amount of Penalty Shares due to the Holders pursuant to Section 4.2(b) above and (ii) issued all such Penalty Shares to the Holders, then in lieu of the issuance of such Penalty Shares, the Company shall pay the Holders in cash or by wire transfer of immediately available funds an amount equal to (i) the greater of (A) $2.10 and (B) the Market Price multiplied by (ii) the total amount of Penalty Shares due to the Holders (each a “Penalty Payment”). The initial Penalty Payment shall be paid to the Holders within ten (10) business days of October 31, 2004. Thereafter, until such time as the Company has passed the Amendment, with respect to each Default Period, each Penalty Payment shall be paid to the Holders within ten (10) days of the last day of each Default Period.

(e)   Notwithstanding the foregoing, the Company’s obligation to issue the Penalty Shares in connection therewith shall cease (the “Penalty Termination”) one (1) year from the date hereof so long as the Company has remained current, and remains current for at least one (1) contiguous year thereafter, with respect to all of its filings required under to the Exchange Act

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(the “Filings”). In the event that subsequent to the first anniversary of the date hereof and prior to the second anniversary of the date hereof, the Holders are not eligible to sell any shares of Common Stock, Warrant Shares or Warrants constituting part of the Units pursuant to Rule 144 under the Exchange Act because the Company has ceased to be current with respect to all of its Filings, the Company’s obligation to issue the Penalty Shares pursuant to Section 4(b) above shall resume with respect each Default Period during which the Company is not current with respect to its Filings.

(f)   For the purpose of the computations under this Section 4, the current “Market Price” per share of Common Stock at any date shall be the average of the daily closing prices for twenty (20) consecutive trading days commencing twenty five (25) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the shares of Comm on Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the shares of Common Stock on the OTC Bulletin Board or any comparable system, or if the shares of Common Stock are not listed on the OTC Bulletin Board or a comparable system, the closing sale price of the shares of Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

4.3   Piggyback Registration. From and after the Final Closing Date and until such time as the Registrable Securities are freely saleable under Rule 144 promulgated under the Securities Act without volume limitations, if the Company shall determine to proceed with the preparation and filing of a Registration Statement in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S 4, S 8 or other limited purpose form), the Company will give written notice of its determination to all record holders of the Registrable Securities. Upon receipt of a written request from any such holder within thirty (30) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all the Registrable Securities owned by such holders to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered. If any registration pursuant to this Section 4.3 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 4.3 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The obligation of the Company under this Section 4.3 shall be unlimited as to the number of Registration Statements to which it applies.

4.4   Registration Procedures. If and whenever the Company is required by the provisions of Sections 4.2 or 4.3 to effect the registration of Registrable Securities under the Securities Act, the Company will:

(a)   use its best efforts to cause such a Registration Statement to become and remain effective for a period of eighteen (18) months; provided, however, that any Registration Statement filed pursuant to Section 4.3 may be kept effective for such lesser period of time until which all Registrable Securities included thereunder are freely salable (without restriction, except with regard to Registrable Securities held by persons deemed to be "affiliates" of the Company) under Rule 144, if applicable.

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(b)   prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for the period of time described in paragraph (a) above.

(c)   furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of such Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d)   use its best efforts to register or qualify the securities covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within twenty (20) days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e)   in the event that a registration involves an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter or such offering;

(f)   notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed;

(g)   notify such holders promptly of any request by the SEC for the amending or supplementing the Registration Statement or prospectus or for additional information;

(h)   notify such holders promptly of the Company’s reasonable determination that a post-effective amendment to a Registration Statement or prospectus would be appropriate;

(i)   prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to the Registration Statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares;

(j)   prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(k)   advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

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(l)   at the request of holders of a majority of the Registrable Securities included in the Registration Statement, furnish to the underwriters on the date that the Registrable Securities are delivered to underwriters for sale in connection with a registration pursuant to this Section 4 (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified accountants of the Company, in form an substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(m)   make available for inspection by any underwriters participating in an offering covering Registrable Securities, and the counsel, accountants or other agents retained by any such underwriter, all pertinent financial and other records, corporate documents, and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriters in connection with such offering;

(n)   if the Common Stock is then listed on a national securities exchange, cause the Registrable Securities to be listed on such exchange, or if reported on NASDAQ, to be reported on NASDAQ;

(o)   provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement in which Registrable Securities are included; and

(p)   comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than forty five (45) days after the end of any twelve (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of the Shelf Registration Statement, which statements shall cover said twelve (12) month period.

4.5   Expenses. With respect to each inclusion of Registrable Securities in a Registration Statement pursuant to Sections 4.2 and 4.3 hereof, the fees, costs and expenses of registration to be borne by the Company shall include, all registration, filing, and NASD fees; printing expenses, fees and disbursements of counsel and accountants for the Company; all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling security holders shall be borne by the selling security holders, and security holders participating in such registration shall bear their pro rata share of the underwriting discounts and commissions and transfer taxes.

4.6   Certain Obligations of Holders. Each Holder agrees that, upon receipt of any notice from the Company of the happening of (i) any event of the kind described in 4.4(f), 4.4(g), 4.4(h), 4.4(j) or 4.4(k) hereof, or (ii) a determination by the Company’s Board of Directors that it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction which the Company in its sole discretion after consultation with legal counsel, determines it would be obligated to disclose in the Shelf Registration, which disclosure the Company believes would be premature or otherwise inadvisable at such time or would have a material adverse effect on the Company and its stockholders, such Hold er will forthwith discontinue disposition of such Registrable

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Securities covered by the Shelf Registration or prospectus until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.3(b) hereof, or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The period of time in which the use of a prospectus or Shelf Registration is so suspended shall be referred to as a “Black-Out Period.” The Company agrees to so advise such Holder promptly of the commencement and termination of any such Black-Out Period, and the Investor agree to keep the fact of such Black-Out Period confidential. The Company shall not impose a Black-Out Period under this Section 4.6 for more t han thirty (30) consecutive days and not more than twice in any given twelve (12) month period; provided, that at least ninety (90) days must pass between Black-Out Periods. Notwithstanding the foregoing, the Company may suspend the effectiveness of any Shelf Registration if the Commission rules and regulations prohibit the Company from maintaining the effectiveness of a Shelf Registration because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2 of Form 8-K or any other similar situation until the earliest time in which the SEC would allow the Company to re-effect a Shelf Registration (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Shelf Registration can be made effective at the earliest possible time).

4.7   Indemnification.

(a)   The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a Registration Statement pursuant to the provisions of Sections 4.2 and 4.3 hereof, such Investor’s directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statemen t or alleged untrue statement of any material fact contained in a Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such holder, such underwriter or such controlling person specifically for use in the preparation thereof.

(b)   Each holder of Registrable Securities included in a registration pursuant to the provisions of Sections 4.2 and 4.3 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplem ent thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof and provided further, that the maximum amount that may be recovered from any holder shall be limited to the net amount of proceeds received by such holder from the sale of the Registrable Securities.

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(c)   Promptly after receipt by an indemnified party under this Section 4.7 of a notice of the commencement of any action (including any governmental action) such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party hereunder, deliver to the indemnifying party a written notice of the commencement thereof. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.7 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to an indemnified party otherwise t han under this Section 4. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if in the reasonable determination of counsel for the indemnifying party, representation of such indemnified party by the counsel obtained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph (a) or (b) above for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

4.8   Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 4.8 hereof to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification pursuant to the provisions of Section 4.8 hereof, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by an y seller of Registrable Securities shall be limited to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

4.9   Assignable Rights. The rights with respect to the Registrable Securities under this Section 4 shall, in addition to being for the benefit of the parties hereto, be for the benefit of and enforceable by a transferee of the Registrable Securities. The obligations of the Company contained in this Section 4 shall be binding upon any successor to the Company and continue to be in effect with respect to any securities issued by any successor to the Company in substitution or exchange for any Registrable Securities.

4.10   Reports Under Securities Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the holders of the Registrable Securities to sell securities of the Parent to the public without registration, the Company agrees to:

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(a)   make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

(b)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)   furnish to each holder of Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing the holders of any Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration.

SECTION 5

CONDITIONS FOR CLOSING

5.1   Conditions of Investor's Obligations at Closing. The obligations of the Investor under this Subscription Agreement are subject to the Company's fulfillment on or before Closing of each of the following conditions:

(a)   Representations and Warranties. The representations and warranties of the Company contained in Section 2.2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

(b)   Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with by it on or before the Closing.

(c)   Opinion of Counsel to the Company. The Investor shall have received from each of Shugart Thomson & Kilroy, P.C., counsel for the Company, and the Company’s inside counsel, their respective opinions dated as of the Closing Date and addressed to the Investor in substantially the forms attached hereto as Exhibit A1 and Exhibit A2 respectively.

(d)   No Injunctions; etc. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Units will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained to issue and sell the Units to Investor.

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(e)   Waivers and Consents. The Company will have obtained all consents and waivers necessary to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Shares, the Warrants, and the Warrant Shares issuable thereon, and all consents and waivers will be in full force and effect.

5.2   Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Subscription Agreement are subject to the Investor's fulfillment on or before the Closing of each of the following conditions by the Investor:

(a)   Representations and Warranties. The representations and warranties of the Investor contained in Section 2.1 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)   Payment of Purchase Price. The Investor shall have delivered the purchase price and other documents required pursuant hereto.

SECTION 6

MISCELLANEOUS

6.1   Modification. Neither this Subscription Agreement nor any provisions hereof should be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

6.2   Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if delivered personally or by nationally recognized overnight courier service or sent by registered or certified mail, return receipt requested, addressed to such address as may be given herein. Notices delivered personally shall be effective upon receipt by the party to which it is addressed. Notices delivered by overnight courier service shall be effective the day after deposited with such courier service. Notices delivered by mail shall be effective three (3) days after deposited with the United States Postal Service.

6.3   Execution. By the execution of the signature page attached hereto, the parties hereby agree to be bound by all of the terms and conditions of this Subscription Agreement, including, without limitation, the registration rights contained herein.

6.4   Counterparts. This Subscription Agreement may by executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

6.5   Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs executors, administrators, successors, legal representatives and assigns. If the Investor is more than one person, the obligation of the Investor shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

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6.6   Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

6.7   Assignability. This Subscription Agreement is not transferable or assignable by the Investor.

6.8   Applicable Law; Jurisdiction. This Subscription Agreement shall be governed by and construed under the internal laws of the State of New York without regard to conflict of law rules. The parties hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the Federal courts located in the Southern District of New York, with respect to any action or legal proceeding commenced by either party with respect to this Subscription Agreement or the Shares. Each party irrevocably waives any objection it now has or hereafter may have respecting the venue of any such action or proceeding or the inconvenience of such forum, and each party consents to the service of process in any such action or proceeding in the manner set f orth for the delivery of notices herein.

6.9   Waiver of Jury Trial. The parties hereby waive their rights to a trial by jury in any action or proceeding involving any matter arising out of or relating to this Subscription Agreement or to the Shares.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the acceptance date by the Company indicated below:

[signatures on following page]

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Signature	Signature of Co-Investor

Name of Investor [please print]	Name of Co-Investor

Social Security or Taxpayer Identification Number of Investor	Social Security or Taxpayer Identification Number of Co-Investor

Number of Units Subscribed for at $4.20 per Unit	Subscription Accepted: MDU Communications International, Inc. By:

Total Subscription Amount	Title: Date:

*If Investor is a Registered Representative

with an NASD member firm, have the following

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acknowledgement signed by the appropriate party:

The undersigned NASD member firm acknowledges
receipt of the notice required by Rule 3050 of the NASD
Conduct Rules.

Name of NASD Member Firm

By:
Authorized Officer

Wire Instructions:

Bank:

Beneficiary:

MDU Communications (USA) Inc.
60-D Commerce Way
Totowa, NJ 07512

Account #

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